A special meeting of each fund's shareholders was held on December 14, 2005. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Trust Instrument to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval. A
	# of Votes	% of Votes
Affirmative	6,862,949,388.88	77.608
Against	1,502,102,564.99	16.986
Abstain	381,973,056.56	4.320
Broker Non-Votes	96,102,007.00	1.087
TOTAL	8,843,127,017.43	100.000
PROPOSAL 2
To elect a Board of Trustees. A
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	8,331,856,005.11	94.218
Withheld	511,271,012.32	5.782
TOTAL	8,843,127,017.43	100.000
Albert R. Gamper, Jr. B
Affirmative	8,330,970,322.70	94.208
Withheld	512,156,694.73	5.792
TOTAL	8,843,127,017.43	100.000
Robert M. Gates
Affirmative	8,316,438,946.32	94.044
Withheld	526,688,071.11	5.956
TOTAL	8,843,127,017.43	100.000
George H. Heilmeier
Affirmative	8,326,545,588.92	94.158
Withheld	516,581,428.51	5.842
TOTAL	8,843,127,017.43	100.000
Abigail P. Johnson
Affirmative	8,308,014,284.72	93.949
Withheld	535,112,732.71	6.051
TOTAL	8,843,127,017.43	100.000
Edward C. Johnson 3d
Affirmative	8,269,496,771.82	93.513
Withheld	573,630,245.61	6.487
TOTAL	8,843,127,017.43	100.000
Stephen P. Jonas
Affirmative	8,330,499,363.35	94.203
Withheld	512,627,654.08	5.797
TOTAL	8,843,127,017.43	100.000
Marie L. Knowles
Affirmative	8,331,749,013.44	94.217
Withheld	511,378,003.99	5.783
TOTAL	8,843,127,017.43	100.000
Ned C. Lautenbach
Affirmative	8,333,932,184.73	94.242
Withheld	509,194,832.70	5.758
TOTAL	8,843,127,017.43	100.000
Marvin L. Mann
Affirmative	8,321,718,069.45	94.104
Withheld	521,408,947.98	5.896
TOTAL	8,843,127,017.43	100.000
William O. McCoy
Affirmative	8,323,102,761.73	94.119
Withheld	520,024,255.70	5.881
TOTAL	8,843,127,017.43	100.000
Robert L. Reynolds
Affirmative	8,330,405,043.04	94.202
Withheld	512,721,974.39	5.798
TOTAL	8,843,127,017.43	100.000
Cornelia M. Small
Affirmative	8,330,466,345.57	94.203
Withheld	512,660,671.86	5.797
TOTAL	8,843,127,017.43	100.000
William S. Stavropoulos
Affirmative	8,324,198,904.89	94.132
Withheld	518,928,112.54	5.868
TOTAL	8,843,127,017.43	100.000
Kenneth L. Wolfe
Affirmative	8,327,381,051.03	94.168
Withheld	515,745,966.40	5.832
TOTAL	8,843,127,017.43	100.000
A Denotes trust-wide proposals and voting results. B Effective on or about January 1, 2006.